Exhibit 99.1

                                   MJDM Corp.
                        Executive Officers and Directors


Name                            Position                     Principal Occupation         Business Address
Edward G. Grinacoff             President and Treasurer      President and Treasurer      Sandler Capital Management
                                                                                          767 Fifth Avenue, 45th Fl.
                                                                                          New York, N.Y. 10153

Moria Mitchell                  Vice President and           Vice President and           Sandler Capital Management
                                Secretary                    Secretary                    767 Fifth Avenue, 45th Fl.
                                                                                          New York, N.Y. 10153

Michael J. Marocco              Director                     Director                     Sandler Capital Management
                                                                                          767 Fifth Avenue, 45th Fl.
                                                                                          New York, N.Y. 10153


